Exhibit 99.1

Concur Reports Results for Fiscal 2014 Second Quarter

Q2 non-GAAP revenue and non-GAAP EPS exceed guidance

Company reports Q2 non-GAAP revenue growth of 31%

BELLEVUE, Wash., April 29, 2014 /PRNewswire/ -- Concur (Nasdaq: CNQR) today reported financial results for its second quarter ended March 31, 2014.

Concur reported total GAAP revenue for the second quarter of fiscal 2014 of $169.5 million. Excluding revenue from businesses that the company intends to divest, non-GAAP revenue for the second quarter of 2014 was $167.0 million, up 31% from the year-ago quarter and up 4% from the prior quarter. GAAP net loss attributable to Concur for the second quarter of fiscal 2014 was $56.0 million, or $0.99 per share. Fiscal 2014 second quarter non-GAAP pretax income was $9.0 million, or $0.15 per share.

"We are experiencing strong traction across all of our key drivers, with continued success in our core products and growing momentum around our open platform initiatives," said Steve Singh, Chairman and CEO of Concur. "In the second quarter, on a non-GAAP basis, we exceeded expectations for revenue, earnings, cash flow from operations and free cash flow. New customer growth was very strong and was particularly notable for our customers' adoption of TripLink™ and the success of our new App Center. We are very excited to welcome more than 2,000 customers and partners to New Orleans next week for Concur's annual Fusion conference, where we have the opportunity to connect with our community and share with them our vision for delivering increasing value through our platform and partnerships."

Financial Highlights

  Total GAAP revenue was $169.5 million in the second quarter of fiscal 2014, including $2.5 million in revenue from businesses the company intends to divest. Excluding the $2.5 million, non-GAAP revenue was $167.0 million for the second quarter of fiscal 2014, an increase of approximately 31% compared to the year-ago quarter and up 4% sequentially.
  GAAP pretax loss was $25.2 million for the second quarter of fiscal 2014, compared to a GAAP pretax loss of $8.5 million for the year-ago quarter. GAAP net loss attributable to Concur was $56.0 million, or $0.99 per share, for the second quarter of fiscal 2014, compared to GAAP net loss attributable to Concur of $7.6 million, or $0.14 per share, for the year-ago quarter.
  Non-GAAP pretax income was $9.0 million, or $0.15 per share, for the second quarter of fiscal 2014, compared to $13.6 million, or $0.24 per share, for the year-ago quarter. Please refer to "About Concur's Non-GAAP Financial Measures" below for an explanation of our non-GAAP financial measures used in this press release.
  Non-GAAP operating margin was 7.1% for the second quarter of fiscal 2014, compared to 12.4% for the year-ago quarter.
  GAAP net loss attributable to Concur for the second quarter of fiscal 2014 included a one-time non-cash charge to income tax expense of $31.4 million. U.S. GAAP requires companies to regularly assess their ability to recognize deferred tax assets by evaluating certain criteria.  After performing this analysis in Q2, we determined that the valuation allowance against certain deferred tax assets was required after considering whether these deferred tax assets will be realized in the near future. Our deferred tax assets have expiry dates many years into the future, and so we maintain the ability to utilize these assets at some point to offset future tax liabilities if and when they occur.
  GAAP cash flows from operations were $22.8 million for the second quarter of fiscal 2014.

Business Highlights

Concur is the leading provider of spend management solutions and services in the world, helping companies of all sizes transform the way they manage spend so they can focus on what matters most. Concur's solutions for corporate travel, expenses and invoicing enable companies to reimagine the way core processes work, deliver an effortless experience to employees in the office and on the road, and provide unprecedented visibility into spending activity. Concur's open platform includes a community of hundreds of developers and third-party service providers, whose services integrate seamlessly to extend the functionality of the platform.

Some of the highlights from the second quarter of fiscal 2014 included:

  Rapidly expanding customer base: Concur continued to extend its leadership position in travel and expense management with the addition of more than one thousand new customers in the second quarter. The Company experienced strong demand across all its markets, including its core enterprise customer segment, the SMB market, and emerging international markets as businesses of all sizes look to capitalize on the benefits of an integrated travel and expense management solution.
  Continued strong progress on Government deployments: The Company continues to implement its travel and expense management services to U.S. government agencies under the U.S. General Services Administration (GSA) E-Gov Travel Services 2 (ETS2) award.  Each quarter, more government employees are gaining access to Concur's solutions for managing online bookings, travel authorizations and voucher processing.
  App Center success: In the second quarter, more than 800 clients activated solutions from the Concur App Center, connecting them to innovative products that leverage their Concur investment to build even greater efficiency in their business. Enterprises and travelers are realizing rapid value from a number of solutions that solve specific mission-critical functions, such as:
    Clients are rapidly adopting value-added tax (VAT) reclaim solutions which can be instantly enabled in Concur to quickly identify and extract eligible transactions. The partners then undergo the reclaim process on behalf of the client. Universal VAT and TaxBack solutions are currently available in the App Center with a number of additional partners currently in development.
    Identity Management and Single Sign-on is an important feature for increasing enterprise security. Recently added solutions from Microsoft® Azure Active Directory and OneLogin join existing Identify Management providers Ping Identity®, Okta and Centrify® to provide customers with a range of security options.
    Companies in the Life Sciences and Pharmaceutical industries face rigid regulatory requirements. A number of apps are designed specifically to help them meet the growing administrative and legal requirements. R-Squared, a Life Sciences aggregate spend and compliance solution provider released a new application for SMB's in March. The application offers a simplified means for small and mid-sized pharmaceutical and medical device manufacturers to automate their data validation and create pre-defined reports which meet government guidelines.
  TripLink momentum: Customers continue to embrace an open ecosystem to deliver a full view of their travel and expenses by adopting TripLink. More than 1,000 customers have purchased TripLink, and this momentum is helping to drive supplier adoption and facilitating an easier travel experience for business travelers. Every quarter, more TMCs are partnering with Concur around the TripLink offering to provide a holistic view of travel and spend and to deliver the best customer experience. World Travel Service and Travel Solutions by Campbell are two of the numerous TMCs who have joined the growing number of TMCs building integrations to ensure full visibility into TripLink itineraries.
  ExpenseIt user base growing rapidly: ExpenseIt® is changing the way people capture receipts and file expenses, and the impact is illustrated by rapid user adoption. In the second quarter, the number of corporate customers more than doubled while the number of individual users nearly quadrupled. The ExpenseIt development team continues to roll out new features and integrations, such as synchronized notifications for American Express Corporate Cardmembers, that are delighting customers and have helped make ExpenseIt one of the company's most successful new product launches.
  Largest premier customer event to date: Concur Fusion, the Company's premier annual customer event, will be held in May in New Orleans. The 2014 Fusion conference is already the largest Concur event to date with over 2,000 customers and partners scheduled to attend the four-day event.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to "About Concur's Non-GAAP Financial Measures" below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

  Concur expects non-GAAP revenue for the third quarter of fiscal 2014 to grow approximately 26% year-over-year from the third quarter of fiscal 2013. For the third quarter of fiscal 2014, Concur expects non-GAAP pretax income per share to be $0.24. Non-GAAP revenue and pretax income exclude the effects of businesses the company intends to divest and non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our convertible senior notes.  It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.
  Concur expects fiscal 2014 non-GAAP revenue to grow approximately 26% year-over-year from fiscal 2013.
  Concur expects fiscal 2014 non-GAAP pretax income per share to be at least $0.93.
  Concur expects fiscal 2014 non-GAAP operating margin to be in the range of 10% to 12%.
  Concur expects cash flows from operations in fiscal 2014 to be at least $72 million, excluding excess tax benefits from share based compensation, acquisition and other related costs, and noncontrolling interest. The Company expects capital expenditures to be 8% to 9% of fiscal 2014 revenue.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur's current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of our computer networks and hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing and investment activities.

Please refer to the Company's public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,

	2014	2013	2014	2013
Revenue	$ 169,522	$ 127,370	$ 332,600	$ 250,168
Expenses:
Cost of operations	60,981	36,564	119,504	71,560
Sales and marketing	71,194	55,518	144,356	110,460
Systems development and programming	20,369	13,799	41,933	28,026
General and administrative	25,553	20,280	50,457	39,912
Revaluation of contingent consideration	(415)	(677)	(1,643)	2,132
Amortization of intangible assets	5,242	4,539	10,472	9,003
Total expenses	182,924	130,023	365,079	261,093
Operating loss	(13,402)	(2,653)	(32,479)	(10,925)
Other income (expense):
Interest income	615	490	1,474	1,044
Interest expense	(11,003)	(5,128)	(21,883)	(10,096)
Loss from equity investments	(1,136)	(767)	(2,266)	(1,368)
Other, net	(232)	(473)	(814)	(561)
Total other expense	(11,756)	(5,878)	(23,489)	(10,981)
Loss before income tax	(25,158)	(8,531)	(55,968)	(21,906)
Income tax expense (benefit)	31,049	(678)	24,610	(1,735)
Consolidated net loss	(56,207)	(7,853)	(80,578)	(20,171)
Less: Loss attributable to noncontrolling interest	226	208	377	494
Net loss attributable to Concur	$ (55,981)	$ (7,645)	$ (80,201)	$ (19,677)
Net loss per share attributable to Concur common stockholders:
Basic	$ (0.99)	$ (0.14)	$ (1.42)	$ (0.36)
Diluted	$ (0.99)	$ (0.14)	$ (1.42)	$ (0.36)
Weighted average shares used in computing net loss per share:
Basic	56,589	55,597	56,320	55,337
Diluted	56,589	55,597	56,320	55,337

Concur Technologies, Inc.
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	March 31, 2014	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$ 323,264	$ 301,696
Short-term investments	473,890	531,065
Accounts receivable, net of allowance of $5,606 and $3,567	117,484	106,587
Deferred tax assets	20,131	43,987
Deferred costs and other assets	54,390	55,341
Total current assets	989,159	1,038,676
Non-current assets:
Property and equipment, net	94,723	82,414
Investments	121,637	101,756
Deferred costs and other assets	58,798	51,082
Intangible assets, net	113,300	123,297
Deferred tax assets	3,447	3,255
Goodwill	327,070	324,454
Total assets	$ 1,708,134	$ 1,724,934
Liabilities and equity
Current liabilities:
Accounts payable	$ 15,182	$ 15,036
Customer funding liabilities	51,861	37,039
Accrued compensation	34,678	30,142
Acquisition-related liabilities	2,711	2,231
Acquisition-related contingent consideration	1,594	3,182
Other accrued expenses and liabilities	31,491	34,537
Deferred revenues	97,989	88,550
Convertible senior notes, net	272,327	265,426
Total current liabilities	507,833	476,143
Non-current liabilities:
Convertible senior notes, net	391,966	381,807
Deferred rent and other long-term liabilities	13,045	10,373
Deferred revenues	9,128	15,499
Tax liabilities	23,429	22,832
Total liabilities	945,401	906,654
Temporary equity: convertible senior notes	15,173	22,074
Equity:
Concur stockholders' equity:
Common stock, $0.001 par value per share	57	56
Authorized shares: 195,000
Shares issued and outstanding: 56,855 and 56,044
Additional paid-in capital	968,481	939,423
Accumulated deficit	(221,880)	(141,679)
Accumulated other comprehensive loss	(759)	(1,815)
Total Concur stockholders' equity	745,899	795,985
Noncontrolling interest	1,661	221
Total equity	747,560	796,206
Total liabilities, temporary equity and stockholders' equity	$ 1,708,134	$ 1,724,934

Concur Technologies, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Operating activities:
Consolidated net loss	$ (56,207)	$ (7,853)	$ (80,578)	$ (20,171)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Amortization of intangible assets	5,242	4,539	10,472	9,003
Depreciation and amortization of property and equipment	9,613	7,082	18,776	13,703
Accretion of discount and issuance costs on notes	8,594	3,227	17,060	6,399
Share-based compensation	19,587	13,718	50,076	31,447
Revaluation of contingent consideration	(415)	(677)	(1,643)	2,132
Deferred income taxes	31,391	(1,586)	24,356	(3,217)
Excess tax benefits from share-based compensation	(275)	(219)	(421)	(365)
Loss from equity investments	1,136	767	2,266	1,368
Payments of contingent consideration	—	(591)	—	(591)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(6,625)	(9,650)	(10,578)	(7,389)
Deferred costs and other assets	(7,405)	(5,759)	(4,071)	(4,345)
Accounts payable	1,205	2,898	1,752	1,661
Accrued liabilities	16,399	8,075	4,355	(11,310)
Deferred revenues	549	4,728	3,065	5,423
Net cash provided by operating activities	22,789	18,699	34,887	23,748
Investing activities:
Purchases of investments	(259,609)	(125,677)	(507,994)	(253,185)
Maturities of investments	228,520	136,141	565,043	212,485
Increase (decrease) in customer funding liabilities	(2,790)	5,140	14,677	8,129
Investment in and loans to unconsolidated affiliates	(23,640)	—	(27,164)	(17,326)
Capital expenditures	(14,473)	(10,455)	(26,779)	(20,989)
Payments for acquisitions, net of cash acquired	(2,560)	(9,564)	(2,560)	(9,564)
Payments of contingent consideration related to acquisition of Etap	—	(1,266)	—	(1,266)
Net cash provided by (used in) investing activities	(74,552)	(5,681)	15,223	(81,716)
Financing activities:
Investments in consolidated joint venture by noncontrolling interest	—	—	1,809	—
Payments on repurchase of common stock	—	—	(441)	(201)
Net proceeds from share-based equity award activity	1,547	857	1,819	1,420
Proceeds from employee stock purchase plan activity	881	928	1,686	1,584
Minimum tax withholding on restricted stock awards	(31,959)	(19,251)	(31,985)	(19,347)
Excess tax benefits from share-based compensation	275	219	421	365
Payments of contingent consideration	—	(2,497)	—	(2,497)
Repayments on capital leases	(1,833)	—	(1,833)	—
Net cash used in financing activities	(31,089)	(19,744)	(28,524)	(18,676)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(60)	(1,086)	(18)	(1,190)
Net increase (decrease) in cash and cash equivalents	(82,912)	(7,812)	21,568	(77,834)
Cash and cash equivalents at beginning of period	406,176	232,252	301,696	302,274
Cash and cash equivalents at end of period	$ 323,264	$ 224,440	$ 323,264	$ 224,440

Concur Technologies, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share and margin data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013

Non-GAAP Revenue:
Revenue	$ 169,522	$ 127,370	$ 332,600	$ 250,168
Business operations to be divested	(2,513)	—	(5,295)	—
Non-GAAP revenue	$ 167,009	$ 127,370	$ 327,305	$ 250,168

Operating income (loss):
Operating loss	$ (13,402)	$ (2,653)	$ (32,479)	$ (10,925)
Loss from operations as a % of total revenue (operating margin)	(7.9)%	(2.1)%	(9.8)%	(4.4)%
Add back:
Share-based compensation	19,587	13,718	50,076	31,447
Amortization of intangibles	5,242	4,539	10,472	9,003
Acquisition and other related costs	307	1,182	943	1,481
Revaluation of contingent consideration	(415)	(677)	(1,643)	2,132
Contingent consideration (included in compensation expense)	—	(480)	—	1,075
Noncontrolling interest joint venture	226	208	377	494
Business operations to be divested	322	—	(454)	—
Non-GAAP operating income	$ 11,867	$ 15,837	$ 27,292	$ 34,707
Non-GAAP operating income as a % of total revenue (Non-GAAP operating margin)	7.1%	12.4%	8.3%	13.9%

Net income (loss) attributable to Concur:
Net loss attributable to Concur	$ (55,981)	$ (7,645)	$ (80,201)	$ (19,677)
Add back:
Share-based compensation	19,587	13,718	50,076	31,447
Amortization of intangibles	5,242	4,539	10,472	9,003
Acquisition and other related costs	307	1,182	943	1,481
Revaluation of contingent consideration	(415)	(677)	(1,643)	2,132
Contingent consideration (included in compensation expense)	—	(480)	—	1,075
Loss from equity investments	1,136	767	2,266	1,368
Accretion of notes discount	7,744	2,897	15,371	5,743
Income tax expense (benefit)	31,049	(678)	24,610	(1,735)
Business operations to be divested	322	—	(454)	—
Non-GAAP pretax income attributable to Concur	$ 8,991	$ 13,623	$ 21,440	$ 30,837
Diluted net income (loss) per share attributable to Concur:
Diluted net loss per share attributable to Concur	$ (0.99)	$ (0.14)	$ (1.42)	$ (0.36)
Add back:
Share-based compensation	0.34	0.24	0.86	0.55
Amortization of intangibles	0.10	0.08	0.19	0.16
Acquisition and other related costs	0.01	0.02	0.02	0.03
Revaluation of contingent consideration	(0.01)	(0.01)	(0.03)	0.04
Contingent consideration (included in compensation expense)	—	(0.01)	—	0.02
Loss from equity investments	0.02	0.02	0.04	0.03
Accretion of notes discount	0.14	0.05	0.27	0.10
Income tax expense (benefit)	0.53	(0.01)	0.43	(0.03)
Business operations to be divested	0.01	—	—	—
Non-GAAP pretax diluted income per share attributable to Concur	$ 0.15	$ 0.24	$ 0.36	$ 0.54

Shares used in calculation of GAAP and non-GAAP income (loss) per share:
GAAP basic shares	56,589	55,597	56,320	55,337

GAAP diluted shares	56,589	55,597	56,320	55,337
Adjustment for warrants associated with convertible senior notes	1,928	—	1,726	—
Adjustment for share based equity awards	1,565	1,634	1,694	1,827
Non-GAAP diluted shares	60,082	57,231	59,740	57,164

Concur Technologies, Inc.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands, except per share and margin data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,

	2014	2013	2014	2013
Non-GAAP operating expense:
Cost of operations	$ 54,530	$ 34,977	$ 104,875	$ 67,306
Sales and marketing	62,608	49,302	120,951	94,307
Systems development and programming	17,864	12,176	35,375	24,266
General and administrative	20,005	15,011	38,501	29,489
Total	$ 155,007	$ 111,466	$ 299,702	$ 215,368
Non-GAAP operating margin *	7.1%	12.4%	8.3%	13.9%
Non-GAAP pretax diluted income per share attributable to Concur *	$ 0.15	$ 0.24	$ 0.36	$ 0.54

	Three Months Ended March 31,		Six Months Ended March 31,

	2014	2013	2014	2013
Cost of operations	$ 60,981	$ 36,564	$ 119,504	$ 71,560
Less:
Share-based compensation	3,509	1,492	9,573	4,061
Acquisition and other related costs	—	1	—	2
Noncontrolling interest joint venture	107	94	215	191
Business operations to be divested	2,835	—	4,841	—
Non-GAAP cost of operations	$ 54,530	$ 34,977	$ 104,875	$ 67,306

Sales and marketing	$ 71,194	$ 55,518	$ 144,356	$ 110,460
Less:
Share-based compensation	8,443	6,545	23,123	14,985
Contingent consideration (included in compensation expense)	—	(434)	—	972
Acquisition and other related costs	—	19	—	22
Noncontrolling interest joint venture	143	86	282	174
Non-GAAP sales and marketing	$ 62,608	$ 49,302	$ 120,951	$ 94,307

Systems development and programming	$ 20,369	$ 13,799	$ 41,933	$ 28,026
Less:
Share-based compensation	2,464	1,643	6,476	3,607
Contingent consideration (included in compensation expense)	—	(46)	—	103
Acquisition and other related costs	—	2	—	3
Noncontrolling interest joint venture	41	24	82	47
Non-GAAP systems development and programming	$ 17,864	$ 12,176	$ 35,375	$ 24,266

General and administrative	$ 25,553	$ 20,280	$ 50,457	$ 39,912
Less:
Share-based compensation	5,171	4,038	10,904	8,794
Acquisition and other related costs	307	1,160	943	1,454
Noncontrolling interest joint venture	70	71	109	175
Non-GAAP general and administrative	$ 20,005	$ 15,011	$ 38,501	$ 29,489

* Please refer to the reconciliation of GAAP to non-GAAP financial measures on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur's non-GAAP financial measures do not reflect a comprehensive system of accounting and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur's management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur's operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pretax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, non-GAAP diluted shares, and non-GAAP diluted pretax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

  Share-based compensation. Concur's non-GAAP financial measures exclude share-based compensation, which consists of expenses for restricted stock units ("RSU"). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods.
  Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets such as customer relationships and technology. Concur excludes these items from its non-GAAP financial measures because they are typically static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.
  Acquisition and other related costs. Concur excludes the effects of acquisition and other related costs from its non-GAAP financial measures. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital. Such expenses are incurred in connection with our acquisitions and other strategic investments, which generally would not have otherwise been incurred in the periods presented as a part of our continuing operations. Concur also believes it is useful for investors to understand the effects of these items on our operations.
  Revaluation of contingent consideration. The authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in the consolidated statements of operations.  Concur excludes from its non-GAAP financial measures the gains or losses from the fair value re-measurement of the contingent consideration in order to facilitate the comparison of post-acquisition operating results. Concur believes that it is useful for investors to understand the effects of these items on our operations.
  Contingent consideration (included in compensation expense). Concur's non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares.  As the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is subject to revaluation similar to the above mentioned "revaluation of contingent consideration." Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. The exclusion of these expenses facilitates the comparison of post-acquisition operating results.
  Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations attributable to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.
  Loss from equity investments. For investments under the equity method, Concur records its proportionate share of investee income or loss, including adjustments to recognize certain differences between carrying value and Concur's equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. Concur's non-GAAP financial measures exclude the equity method adjustments from GAAP income because they are unrelated to our ongoing operations and are significantly impacted by factors outside our direct control.
  Accretion of note discount. In accordance with GAAP, interest expense on the convertible senior notes includes the accretion of the note discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.
  Income tax expense (benefit). Concur excludes this expense (benefit) from certain non-GAAP financial measures primarily because it is largely a non-cash expense (benefit) that Concur does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.
  Business operations to be divested. Business operations to be divested include the revenues and operating expenses from the recently acquired call center and BPO businesses, both of which were acquired during the year ended September 30, 2013 and which Concur intends to divest. As Concur does not expect these business operations to contribute to Concur's ongoing operating results in the future, Concur believes it is useful for investors to understand the effects of these items on our current operating results.

Further, in the calculation of non-GAAP pretax income per share:

  Non-GAAP pretax income is calculated by excluding the impacts of the non-GAAP adjustments described above.
  Non-GAAP diluted shares are calculated by including the anti-dilutive impact of options to purchase shares of our own stock, which reduces the potential economic dilution upon conversion of our convertible senior notes. Under GAAP, the anti-dilutive impact of such call options ("Convertible Senior Notes Hedge") is not reflected in diluted shares. Concur includes the anti-dilutive impact of the Convertible Senior Notes Hedge, if any, in non-GAAP diluted shares because it is useful for investors to understand their economic effects.
  The dilutive effect of all unvested share-based awards, if any, are included in the calculation of non-GAAP pretax income per share.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

  Concur's management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pretax income and non-GAAP diluted pretax income per share in internal reports used by management in monitoring and making decisions regarding Concur's business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur's Board of Directors. Concur also uses non-GAAP pretax diluted income per share as a measure to determine executive cash incentive compensation.
  Because share-based compensation, amortization of intangible assets, accretion of discount on convertible senior notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP diluted shares, non-GAAP pretax income and non-GAAP diluted pretax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.
  The principal limitation of Concur's non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.
  To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions. Concur's easy-to-use Web-based and mobile solutions help companies, federal agencies and their employees control costs and save time. Concur's open platform enables the entire travel and expense ecosystem of customers, suppliers, and developers to access and extend Concur's T&E cloud. Concur's systems adapt to individual employee preferences and scale to meet the needs of companies from small to large. Learn more at http://www.concur.com or the Concur blog.

CONTACT: Press, Danielle Adams, Concur, 425-590-5085, Danielle.Adams@concur.com, or Investors, Todd Friedman, Concur, 415-401-1205, Todd.Friedman@concur.com